Exhibit 99.1
HERTZ REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS
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“Our focus in 2024 was stabilizing the business and implementing fundamental changes to transform our company," said Gil West, Hertz CEO. "With our new leadership team and organizational structure in place, we are well positioned to execute our strategy with rigor and at pace. We are turning our fleet into a business advantage with a comprehensive strategy that will enable us to operate more efficiently while improving vehicle choice for our customers. Throughout this transformation, we remain focused on building customer trust and confidence by delivering a best-in-class experience.

"As an asset-heavy business with extensive global reach, we have the scale and expertise to lead the industry again. The foundation we built in 2024 positions us to execute our transformation in 2025, and I am confident in our ability to deliver sustainable value for our customers, employees, and shareholders.”

ESTERO, Fla, February 13, 2025 - Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz", "Hertz Global" or the "Company") today reported results for its fourth quarter and full year 2024.

Q4 2024

•Revenue of $2.0 billion
•GAAP net loss of $479 million, or $1.56 loss per diluted share

FY 2024

•Revenue of $9.0 billion
•GAAP net loss of $2.9 billion, or $9.34 loss per diluted share
•30,000 EV fleet reduction announced in 2023 has been completed
•Strong corporate liquidity of $1.8 billion at December 31, 2024

OVERVIEW

The Company has been executing a commercial strategy aimed at maximizing RPU, primarily by driving a greater mix of high RPD business coupled with keeping fleet capacity inside demand. As a result, year over year RPU declines narrowed from down 7% in the first quarter of 2024 to down only 1% in the fourth quarter.

Vehicle depreciation improved 19% year over year in the fourth quarter. Fourth quarter 2023 included $245 million of loss on sale for EV's stemming from the Company's EV fleet reduction plan that did not recur in the fourth quarter of 2024. This benefit was partially offset by loss on sales experienced in the fourth quarter of 2024 largely driven by the impacts of higher-than-normal defleeting. The Company is in the midst of a fleet rotation aimed at normalizing DPU that is expected to be substantially complete by the end of 2025, at which time it expects DPU to settle below $300.

In the fourth quarter, direct vehicle and operating expenses rose by 2% compared to the previous year. The increase was primarily due to insurance cost headwinds and the recognition of additional non-cash rent expense, which primarily resulted from leases expense recognition post the long-lived asset impairment in the third quarter of 2024. This, combined with lower volume, drove a 6% year over year increase in DOE per transaction day. Selling, general and administrative expenses improved 9% year over year in the fourth quarter, due mostly to lower personnel and advertising expenses. The Company is laser-focused on its continued execution of structural operational efficiencies, including initiatives to lower insurance costs, that it expects will drive ongoing improvements in per day unit costs.

Adjusted Corporate EBITDA loss narrowed year over year in the fourth quarter to negative $357 million.

The Company is in the midst of an operational transformation grounded in its back to basics strategy aimed at strengthening the core business. The Company is laser-focused on excellence in execution of this strategy. The operational transformation is ongoing and is expected to be substantially completed by the end of 2025.

SUMMARY RESULTS
_________________________________

	Three Months Ended December 31,		Percent Inc/(Dec) 2024 vs 2023
($ in millions, except earnings per share or where noted)	2024	2023
Hertz Global - Consolidated
Total revenues	$2,040	$2,184	(7)%
Net income (loss)	$(479)	$(348)	38%
Net income (loss) margin	(23)%	(16)%
Adjusted net income (loss)(a)	$(362)	$(418)	(13)%
Adjusted diluted earnings (loss) per share(a)	$(1.18)	$(1.36)	(13)%
Adjusted Corporate EBITDA(a)	$(357)	$(382)	(7)%
Adjusted Corporate EBITDA Margin(a)	(18)%	(17)%

Average Vehicles (in whole units)	532,884	553,545	(4)%
Average Rentable Vehicles (in whole units)	497,875	527,267	(6)%
Vehicle Utilization	79%	78%
Transaction Days (in thousands)	35,998	37,602	(4)%
Total RPD (in dollars)(b)	$57.10	$58.50	(2)%
Total RPU Per Month (in whole dollars)(b)	$1,376	$1,391	(1)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$422	$501	(16)%

Americas RAC Segment
Total revenues	$1,669	$1,805	(8)%
Adjusted EBITDA	$(297)	$(309)	(4)%
Adjusted EBITDA Margin	(18)%	(17)%

Average Vehicles (in whole units)	432,909	446,573	(3)%
Average Rentable Vehicles (in whole units)	399,927	422,155	(5)%
Vehicle Utilization	80%	79%
Transaction Days (in thousands)	29,298	30,589	(4)%
Total RPD (in dollars)(b)	$57.06	$59.07	(3)%
Total RPU Per Month (in whole dollars)(b)	$1,393	$1,427	(2)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$460	$553	(17)%

International RAC Segment
Total revenues	$371	$379	(2)%
Adjusted EBITDA	$1	$44	(98)%
Adjusted EBITDA Margin	—%	12%

Average Vehicles (in whole units)	99,975	106,972	(7)%
Average Rentable Vehicles (in whole units)	97,948	105,112	(7)%
Vehicle Utilization	74%	73%
Transaction Days (in thousands)	6,700	7,013	(4)%
Total RPD (in dollars)(b)	$57.26	$56.03	2%
Total RPU Per Month (in whole dollars)(b)	$1,305	$1,246	5%
Depreciation Per Unit Per Month (in whole dollars)(b)	$258	$283	(9)%
NM - Not meaningful
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II for 2024 and 2023.
(b)    Based on December 31, 2023 foreign exchange rates.

EARNINGS WEBCAST INFORMATION
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Hertz Global's live webcast and conference call to discuss its fourth quarter 2024 results will be held on February 13, 2025, at 9:00 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s investor relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to Hertz Q4 and FY 2024 earnings teleco registration, and you will be provided with dial in details. Investors are encouraged to dial-in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
_________________________________________________________________________________________________________________________________________________________

In this earnings release, we include select unaudited financial data of Hertz Global, Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and its rationale on the importance and usefulness of non-GAAP measures for investors and management.

ABOUT HERTZ
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Hertz Global Holdings Inc. is one of the world’s leading car rental and mobility solutions providers. Its subsidiaries and licensees operate the Hertz, Dollar, Thrifty and Firefly vehicle rental brands with more than 11,000 rental locations in 160 countries around the globe, as well as the Hertz Car Sales brand, which offers a range of quality, competitively priced used cars for sale online and at locations across the US, and the Hertz 24/7 car sharing business in Europe. For more information about Hertz, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
________________________________________________________________________________________________________

Certain statements contained or incorporated by reference in this release, and in related comments by the Company's management, include “forward-looking statements.” Forward-looking statements are identified by words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts," "guidance" or similar expressions, and include information concerning our liquidity, our results of operations, our business strategies, economic and industry conditions and other information. These forward-looking statements are based on certain assumptions that the Company has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors. The Company believes these judgments are reasonable, but you should understand that these forward-looking statements are not guarantees of future performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things.
•mix of program and non-program vehicles in the Company's fleet, which can lead to increased exposure to residual value risk upon disposition;
•the potential for residual values associated with non-program vehicles in the Company's fleet to decline, including suddenly or unexpectedly, or fail to follow historical seasonal patterns;
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including upon any disruptions in the global supply chain;
•the Company's ability to effectively dispose of vehicles, at the times and through the channels, that maximize the Company's returns;

•the age of the Company's fleet, and its impact on vehicle carrying costs, customer service scores, as well as on the Company's ability to sell vehicles at acceptable prices and times;
•disruptions in the supply chain, including in connection with any increase in tariffs;
•whether a manufacturer of the Company's program vehicle fulfills its repurchase obligations;
•the frequency or extent of manufacturer safety recalls;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•seasonality and other occurrences that disrupt rental activity during the Company's peak periods, including in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number, location and mix of vehicles used in the Company's rental operations accordingly;
•the Company's ability to implement its business strategy or strategic transactions, including the Company's ability to implement plans to support a modern mobility ecosystem;
•the Company's ability to achieve cost savings and normalized depreciation levels, as well as revenue enhancements from its profitability initiatives and other operational programs;
•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•the Company's reliance on third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer services for a favorable customer experience, and to retain and develop customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's ability to attract and retain effective front-line employees, senior management and other key employees;
•the Company's ability to effectively manage its union relations and labor agreement negotiations;
•the Company's ability to manage and respond to cybersecurity threats and cyber attacks on the Company's information technology systems or those of the Company's third-party providers;
•the Company's ability, and that of the Company's key third-party partners, to prevent the misuse or theft of information the Company possesses, including as a result of cyber attacks and other security threats;
•the Company's ability to evaluate, maintain, upgrade and consolidate its information technology systems;
•the Company's ability to comply with current and future laws and regulations in the U.S. and internationally regarding data protection, data security and privacy risks;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•risks relating to tax laws, including those that affect the Company's ability to recapture accelerated tax depreciation and expensing, as well as any adverse determinations or rulings by tax authorities;
•the Company's ability to utilize its net operating loss carryforwards;
•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise, including material litigation;

•the potential for adverse changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to environmental matters, optional insurance products or policies, franchising and licensing matters, the ability to pass-through rental car related expenses or taxes, among others, that affect the Company's operations, the Company's costs or applicable tax rates;
•the risk of an impairment of the Company's long-lived assets, which risk could be impacted by, among other things, the timing of our fleet rotation;
•the Company's ability to recover its goodwill and indefinite-lived intangible assets when performing impairment analysis;
•the potential for changes in management's best estimates and assessments;
•the Company's ability to maintain an effective compliance program;
•the availability of earnings and funds from the Company's subsidiaries;
•the Company's ability to comply, and the cost and burden of complying, with corporate and social responsibility regulations or expectations of stakeholders, and otherwise advance the Company's corporate responsibility priorities;
•the availability of additional, or continued sources, of financing at acceptable rates for the Company's revenue earning vehicles and to refinance the Company's existing indebtedness, and the Company's ability to comply with the covenants in the agreements governing its indebtedness;
•the extent to which the Company's consolidated assets secure its outstanding indebtedness;
•volatility in the Company's share price, the Company's ownership structure and certain provisions of the Company's charter documents, which could, among other things, negatively affect the market price of the Company's common stock;
•the Company's ability to implement an effective business continuity plan to protect the business in exigent circumstances;
•the Company's ability to effectively maintain effective internal control over financial reporting; and
•the Company's ability to execute strategic transactions.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quartely Reports on Form 10-Q and Current Reports on Form 8-K

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
____________________________________________________________

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2024	2023	2024	2023
Revenues	$2,040	$2,184	$9,049	$9,371
Expenses:
Direct vehicle and operating	1,413	1,388	5,689	5,455
Depreciation of revenue earning vehicles and lease charges, net	670	828	3,611	2,039
Depreciation and amortization of non-vehicle assets	32	49	139	149
Selling, general and administrative	225	247	819	962
Interest expense, net:
Vehicle	143	150	590	555
Non-vehicle	117	68	369	238
Total interest expense, net	260	218	959	793
Other (income) expense, net	2	—	4	12
(Gain) on sale of non-vehicle capital assets	—	—	—	(162)
Bankruptcy-related litigation reserve	4	—	292	—
Long-Lived Assets impairment	—	—	1,048	—
Change in fair value of Public Warrants	(3)	(53)	(275)	(163)
Total expenses	2,603	2,677	12,286	9,085
Income (loss) before income taxes	(563)	(493)	(3,237)	286
Income tax (provision) benefit	84	145	375	330
Net income (loss)	$(479)	$(348)	$(2,862)	$616

Weighted average number of shares outstanding:
Basic	307	306	306	313
Diluted	307	306	306	326
Earnings (loss) per share:
Basic	$(1.56)	$(1.14)	$(9.34)	$1.97
Diluted	$(1.56)	$(1.14)	$(9.34)	$1.39

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$592	$764
Restricted cash and cash equivalents:
Vehicle	258	152
Non-vehicle	283	290
Total restricted cash and cash equivalents	541	442
Total cash and cash equivalents and restricted cash and cash equivalents	1,133	1,206
Receivables:
Vehicle	389	211
Non-vehicle, net of allowance of $58 and $47, respectively	816	980
Total receivables, net	1,205	1,191
Prepaid expenses and other assets	894	726
Revenue earning vehicles:
Vehicles	12,714	16,806
Less: accumulated depreciation	(751)	(2,155)
Total revenue earning vehicles, net	11,963	14,651
Property and equipment, net	623	671
Operating lease right-of-use assets	2,088	2,253
Intangible assets, net	2,852	2,863
Goodwill	1,044	1,044
Total assets	$21,802	$24,605
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$161	$191
Non-vehicle	481	510
Total accounts payable	642	701
Accrued liabilities	1,174	860
Accrued taxes, net	158	157
Debt:
Vehicle	11,231	12,242
Non-vehicle	5,104	3,449
Total debt	16,335	15,691
Public Warrants	178	453
Operating lease liabilities	2,073	2,142
Self-insured liabilities	617	471
Deferred income taxes, net	472	1,038
Total liabilities	21,649	21,513
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 481,502,623 and 479,990,286 shares issued, respectively, and 306,690,579 and 305,178,242 shares outstanding, respectively	5	5
Treasury stock, at cost, 174,812,044 and 174,812,044 common shares, respectively	(3,430)	(3,430)
Additional paid-in capital	6,396	6,405
Retained earnings (Accumulated deficit)	(2,502)	360
Accumulated other comprehensive income (loss)	(316)	(248)
Total stockholders' equity	153	3,092
Total liabilities and stockholders' equity	$21,802	$24,605

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(479)	$(348)	$(2,862)	$616
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles, net	764	932	3,983	2,422
Depreciation and amortization, non-vehicle	32	49	139	149
Amortization of deferred financing costs and debt discount (premium)	20	17	74	61
Stock-based compensation charges	15	22	63	87
Stock-based compensation forfeitures	—	—	(68)	—
Provision for receivables allowance	26	26	120	93
Deferred income taxes, net	(80)	(144)	(459)	(380)
Long-Lived Assets impairment	—	—	1,048	—
(Gain) loss on sale of non-vehicle capital assets	(1)	3	3	(162)
Change in fair value of Public Warrants	(3)	(53)	(275)	(163)
Changes in financial instruments	15	10	7	117
Other	(24)	(4)	(29)	5
Changes in assets and liabilities:
Non-vehicle receivables	68	167	23	(216)
Prepaid expenses and other assets	28	56	8	(39)
Operating lease right-of-use assets	105	112	386	365
Non-vehicle accounts payable	4	(75)	(14)	(48)
Accrued liabilities	14	(42)	324	(39)
Accrued taxes, net	(46)	(42)	18	3
Operating lease liabilities	(109)	(116)	(417)	(391)
Self-insured liabilities	65	(6)	152	(6)
Net cash provided by (used in) operating activities	414	564	2,224	2,474
Cash flows from investing activities:
Revenue earning vehicles expenditures	(2,666)	(1,202)	(10,524)	(9,514)
Proceeds from disposal of revenue earning vehicles	3,022	1,320	7,678	5,498
Non-vehicle capital asset expenditures	(24)	(37)	(105)	(188)
Proceeds from non-vehicle capital assets disposed of	4	3	23	181
Return of (investment in) equity investments	2	—	(1)	(1)
Net cash provided by (used in) investing activities	338	84	(2,929)	(4,024)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	614	302	3,873	6,043
Repayments of vehicle debt	(1,547)	(1,098)	(4,827)	(4,837)
Proceeds from issuance of non-vehicle debt	1,176	840	4,646	2,490
Repayments of non-vehicle debt	(732)	(505)	(2,966)	(2,018)
Payment of financing costs	(9)	(10)	(64)	(41)
Share repurchases	—	(43)	—	(315)
Other	—	(6)	(4)	(9)
Net cash provided by (used in) financing activities	(498)	(520)	658	1,313
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(26)	22	(26)	25
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	228	150	(73)	(212)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	905	1,056	1,206	1,418
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$1,133	$1,206	$1,133	$1,206

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31, 2024				Three Months Ended December 31, 2023
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$1,669	$371	$—	$2,040	$1,805	$379	$—	$2,184
Expenses:
Direct vehicle and operating	1,173	240	—	1,413	1,163	229	(4)	1,388
Depreciation of revenue earning vehicles and lease charges, net	595	75	—	670	740	88	—	828
Depreciation and amortization of non-vehicle assets	28	3	1	32	43	3	3	49
Selling, general and administrative	108	84	33	225	134	105	8	247
Interest expense, net:
Vehicle	116	27	—	143	118	32	—	150
Non-vehicle	(1)	(4)	122	117	4	(3)	67	68
Total interest expense, net	115	23	122	260	122	29	67	218
Other (income) expense, net	(2)	—	4	2	2	1	(3)	—
Bankruptcy-related litigation reserve	—	—	4	4	—	—	—	—
Change in fair value of Public Warrants	—	—	(3)	(3)	—	—	(53)	(53)
Total expenses	2,017	425	161	2,603	2,204	455	18	2,677
Income (loss) before income taxes	$(348)	$(54)	$(161)	$(563)	$(399)	$(76)	$(18)	(493)
Income tax (provision) benefit				84				145
Net income (loss)				$(479)				$(348)

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Twelve Months Ended December 31, 2024				Twelve Months Ended December 31, 2023
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$7,398	$1,651	$—	$9,049	$7,722	$1,649	$—	$9,371
Expenses:
Direct vehicle and operating	4,726	971	(8)	5,689	4,582	880	(7)	5,455
Depreciation of revenue earning vehicles and lease charges, net	3,198	413	—	3,611	1,775	264	—	2,039
Depreciation and amortization of non-vehicle assets	109	13	17	139	125	11	13	149
Selling, general and administrative	482	244	93	819	501	227	234	962
Interest expense, net:
Vehicle	479	111	—	590	456	99	—	555
Non-vehicle	(4)	(18)	391	369	(22)	(10)	270	238
Total interest expense, net	475	93	391	959	434	89	270	793
Other (income) expense, net	—	2	2	4	2	3	7	12
(Gain) on sale of non-vehicle capital assets	—	—	—	—	(162)	—	—	(162)
Bankruptcy-related litigation reserve	—	—	292	292	—	—	—	—
Long-Lived Assets impairment	865	183	—	1,048	—	—	—	—
Change in fair value of Public Warrants	—	—	(275)	(275)	—	—	(163)	(163)
Total expenses	9,855	1,919	512	12,286	7,257	1,474	354	9,085
Income (loss) before income taxes	$(2,457)	$(268)	$(512)	(3,237)	$465	$175	$(354)	286
Income tax (provision) benefit				375				330
Net income (loss)				$(2,862)				$616

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
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	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2024	2023	2024	2023
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss)(a)	$(479)	$(348)	$(2,862)	$616
Adjustments:
Income tax provision (benefit)	(84)	(145)	(375)	(330)
Vehicle and non-vehicle debt-related charges(b)	26	17	86	62
Restructuring and restructuring related charges(c)	21	7	66	17
Acquisition accounting-related depreciation and amortization(d)	1	1	2	2
Unrealized (gains) losses on financial instruments(e)	15	10	7	117
(Gain) on sale of non-vehicle capital assets(f)	—	—	—	(162)
Bankruptcy-related litigation reserve(g)	4	—	292	—
Long-Lived Assets impairment(h)	—	—	1,048	—
Change in fair value of Public Warrants	(3)	(53)	(275)	(163)
Other items(i)(m)	16	19	62	43
Adjusted pre-tax income (loss)(j)	(483)	(492)	(1,949)	202
Income tax (provision) benefit on adjusted pre-tax income (loss)(k)	121	74	487	(30)
Adjusted Net Income (Loss)	$(362)	$(418)	$(1,462)	$172
Weighted-average number of diluted shares outstanding	307	306	306	326
Adjusted Diluted Earnings (Loss) Per Share(l)	$(1.18)	$(1.36)	$(4.77)	$0.53

Supplemental Schedule II (continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2024	2023	2024	2023
Adjusted Corporate EBITDA:
Net income (loss)	$(479)	$(348)	$(2,862)	$616
Adjustments:
Income tax provision (benefit)	(84)	(145)	(375)	(330)
Non-vehicle depreciation and amortization	32	49	139	149
Non-vehicle debt interest, net of interest income	109	68	375	238
Vehicle debt-related charges(b)	12	11	45	42
Restructuring and restructuring related charges(c)	21	7	66	17
Unrealized (gains) losses on financial instruments(e)	15	10	7	117
(Gain) on sale of non-vehicle capital assets(f)	—	—	—	(162)
Non-cash stock-based compensation forfeitures(n)	—	—	(64)	—
Bankruptcy-related litigation reserve(g)	4	—	292	—
Long-Lived Assets impairment(h)	—	—	1,048	—
Change in fair value of Public Warrants	(3)	(53)	(275)	(163)
Other items(i)	16	19	63	37
Adjusted Corporate EBITDA(o)	$(357)	$(382)	$(1,541)	$561
Adjusted Corporate EBITDA margin	(18)%	(17)%	(17)%	6%
(a)Net income (loss) margin for the three and twelve months ended December 31, 2024 was (23)% and (32)%, respectively. Net income (loss) margin for the three and twelve months ended December 31, 2023 was (16)% and 7%, respectively.
(b)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums, including interest associated with the Exchangeable Notes issued in June 2024.
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred related to personnel reductions, litigation and closure of underperforming locations.
(d)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(e)Represents unrealized gains (losses) on derivative financial instruments. In 2023, also includes the realization of $88 million of previously unrealized gains resulting from the unwind of certain interest rate caps in the first quarter of 2023.
(f)Represents gain on the sale of certain non-vehicle capital assets sold in March 2023.
(g)Represents an increase to an existing bankruptcy-related litigation reserve recorded in September 2024, including interest that continues to accrue during each subsequent reporting period.
(h)Represents impairment charges recorded against the Fleet Long-Lived Assets in the third quarter of 2024.
(i)    Represents miscellaneous items. For 2024, primarily includes certain IT-related charges, cloud computing costs and certain storm-related vehicle damages, partially offset by certain litigation settlements and a loss recovery settlement. For 2023, primarily includes certain IT related charges, certain storm-related vehicle damages and certain professional fees and charges related to the settlement of bankruptcy claims, partially offset by a loss recovery settlement.

(j)    The tables below reconcile expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Pretax Income (Loss) and Adjusted Net Income (Loss), all of which are deemed non-GAAP measures.

(in millions)	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,413	$(6)	$1,407	$1,388	$(6)	$1,382
Depreciation of revenue earning vehicles and lease charges, net	670	3	673	828	—	828
Depreciation and amortization of non-vehicle assets	32	—	32	49	—	49
Selling, general and administrative	225	(35)	190	247	(13)	234
Interest expense, net:
Vehicle	143	(11)	132	150	(24)	126
Non-vehicle	117	(26)	91	68	(9)	59
Total interest expense, net	260	(37)	223	218	(33)	185
Other income (expense), net	2	(5)	(3)	—	(2)	(2)
Bankruptcy-related litigation reserve	4	(4)	—	—	—	—
Change in fair value of Public Warrants	(3)	3	—	(53)	53	—
Total	$2,603	$(81)	$2,522	$2,677	$(1)	$2,676

(in millions)	Twelve Months Ended December 31, 2024			Twelve Months Ended December 31, 2023
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$5,689	$(31)	$5,658	$5,455	$(6)	$5,449
Depreciation of revenue earning vehicles and lease charges, net	3,611	8	3,619	2,039	5	2,044
Depreciation and amortization of non-vehicle assets	139	—	139	149	—	149
Selling, general and administrative	819	(96)	723	962	(38)	924
Interest expense, net:
Vehicle	590	(50)	540	555	(163)	392
Non-vehicle	369	(51)	318	238	(34)	204
Total interest expense, net	959	(101)	858	793	(197)	596
Other income (expense), net	4	(2)	2	12	(5)	7
Gain on sale non-vehicle capital assets	—	—	—	(162)	162	—
Bankruptcy-related litigation reserve	292	(292)	—	—	—	—
Long-Lived Assets impairment	1,048	(1,048)	—	—	—	—
Change in fair value of Public Warrants	(275)	275	—	(163)	163	—
Total	$12,286	$(1,287)	$10,999	$9,085	$84	$9,169
(k)    Derived utilizing a combined statutory rate of 25% and 15% for the three and twelve months ended December 31, 2024 and 2023, respectively, applied to the respective Adjusted Pre-tax Income (Loss). The increase in rate is primarily resulting from reduced EV-related tax credits anticipated to be used to decrease the Company's U.S. federal tax provision throughout 2024 based on the Company's expected purchases of electric vehicles.
(l)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(m)    Also includes letter of credit fees.
(n)    Represents former CEO awards forfeited in March 2024.

Supplemental Schedule II (continued)
(o)    The tables below reconcile expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Corporate EBITDA, both of which are deemed non-GAAP measures.

(in millions)	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,413	$(6)	$1,407	$1,388	$(6)	$1,382
Depreciation of revenue earning vehicles and lease charges, net	670	3	673	828	—	828
Depreciation and amortization of non-vehicle assets	32	(32)	—	49	(49)	—
Selling, general and administrative	225	(35)	190	247	(13)	234
Interest expense, net:
Vehicle	143	(11)	132	150	(24)	126
Non-vehicle	117	(117)	—	68	(68)	—
Total interest expense, net	260	(128)	132	218	(92)	126
Other income (expense), net	2	(8)	(6)	—	(4)	(4)
Bankruptcy-related litigation reserve	4	(4)	—	—	—	—
Change in fair value of Public Warrants	(3)	3	—	(53)	53	—
Total expenses	$2,603	$(207)	$2,396	$2,677	$(111)	$2,566

(in millions)	Twelve Months Ended December 31, 2024			Twelve Months Ended December 31, 2023
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$5,689	$(31)	$5,658	$5,455	$(6)	$5,449
Depreciation of revenue earning vehicles and lease charges, net	3,611	8	3,619	2,039	5	2,044
Depreciation and amortization of non-vehicle assets	139	(139)	—	149	(149)	—
Selling, general and administrative	819	(33)	786	962	(38)	924
Interest expense, net:
Vehicle	590	(50)	540	555	(165)	390
Non-vehicle	369	(369)	—	238	(238)	—
Total interest expense, net	959	(419)	540	793	(403)	390
Other income (expense), net	4	(17)	(13)	12	(9)	3
Gain on sale non-vehicle capital assets	—	—	—	(162)	162	—
Bankruptcy-related litigation reserve	292	(292)	—	—	—	—
Long-Lived Assets impairment	1,048	(1,048)	—	—	—	—
Change in fair value of Public Warrants	(275)	275	—	(163)	163	—
Total expenses	$12,286	$(1,696)	$10,590	$9,085	$(275)	$8,810

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$414	$564	$2,224	$2,474
Depreciation and reserves for revenue earning vehicles, net	(764)	(932)	(3,983)	(2,422)
Bankruptcy related payments (post emergence) and other payments	—	2	4	(8)
Adjusted operating cash flow	(350)	(366)	(1,755)	44
Non-vehicle capital asset proceeds (expenditures), net	(21)	(34)	(83)	(7)
Adjusted operating cash flow before vehicle investment	(371)	(400)	(1,838)	37
Net fleet growth after financing	39	272	70	(358)
Adjusted free cash flow	$(332)	$(128)	$(1,768)	$(321)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(2,666)	$(1,202)	$(10,524)	$(9,514)
Proceeds from disposal of revenue earning vehicles	3,022	1,320	7,678	5,498
Revenue earning vehicles capital expenditures, net	356	118	(2,846)	(4,016)
Depreciation and reserves for revenue earning vehicles, net	764	932	3,983	2,422
Financing activity related to vehicles:
Borrowings	614	302	3,873	6,043
Payments	(1,547)	(1,098)	(4,827)	(4,837)
Restricted cash changes, vehicle	(148)	18	(113)	30
Net financing activity related to vehicles	(1,081)	(778)	(1,067)	1,236
Net fleet growth after financing	$39	$272	$70	$(358)

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
________________________________________________________________________________________________________________________________________________________

	As of December 31, 2024			As of December 31, 2023
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
First Lien RCF	$—	$175	$175	$—	$—	$—
Term loans	—	1,995	1,995	—	2,013	2,013
First lien senior notes	—	1,250	1,250	—	—	—
Exchangeable notes	—	250	250	—	—	—
Senior unsecured notes	—	1,500	1,500	—	1,500	1,500
U.S. vehicle financing (HVF III)	9,431	—	9,431	10,203	—	10,203
International vehicle financing (Various)	1,752	—	1,752	2,001	—	2,001
Other debt	97	—	97	110	2	112
Debt issue costs, discounts and premiums	(49)	(66)	(115)	(72)	(66)	(138)
Debt as reported in the balance sheet	11,231	5,104	16,335	12,242	3,449	15,691
Add:
Debt issue costs, discounts and premiums	49	66	115	72	66	138
Less:
Cash and cash equivalents	—	592	592	—	764	764
Restricted cash	258	—	258	152	—	152
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$11,022	$4,333	$15,355	$12,162	$2,506	$14,668

LTM Adjusted Corporate EBITDA		(1,541)			561

Net Corporate Leverage		(2.8)x			4.5x
NM - Not meaningful

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2024	2023		2024	2023
Total RPD
Revenues	$2,040	$2,184		$9,049	$9,371
Foreign currency adjustment(a)	15	16		51	47
Total Revenues - adjusted for foreign currency	$2,055	$2,200		$9,100	$9,418
Transaction Days (in thousands)	35,998	37,602		153,871	154,189
Total RPD (in dollars)	$57.10	$58.50	(2)%	$59.14	$61.09	(3)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,055	$2,200		$9,100	$9,418
Average Rentable Vehicles (in whole units)	497,875	527,267		530,679	526,659
Total revenue per unit (in whole dollars)	$4,128	$4,172		$17,148	$17,883
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$1,376	$1,391	(1)%	$1,429	$1,490	(4)%

Vehicle Utilization
Transaction Days (in thousands)	35,998	37,602		153,871	154,189
Average Rentable Vehicles (in whole units)	497,875	527,267		530,679	526,659
Number of days in period (in whole units)	92	92		366	365
Available Car Days (in thousands)	45,805	48,511		194,257	192,334
Vehicle Utilization(b)	79%	78%		79%	80%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$670	$828		$3,611	$2,039
Foreign currency adjustment(a)	4	3		15	9
Adjusted depreciation of revenue earning vehicles and lease charges	$674	$831		$3,626	$2,048
Average Vehicles (in whole units)	532,884	553,545		560,279	552,460
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$1,265	$1,502		$6,471	$3,707
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$422	$501	(16)%	$539	$309	75%
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate
NM - Not meaningful
(a)Based on December 31, 2023 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2024	2023		2024	2023
Total RPD
Revenues	$1,669	$1,805		$7,398	$7,722
Foreign currency adjustment(a)	3	2		11	6
Total Revenues - adjusted for foreign currency	$1,672	$1,807		$7,409	$7,728
Transaction Days (in thousands)	29,298	30,589		124,767	125,215
Total RPD (in dollars)	$57.06	$59.07	(3)%	$59.38	$61.73	(4)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,672	$1,807		$7,409	$7,728
Average Rentable Vehicles (in whole units)	399,927	422,155		426,017	422,485
Total revenue per unit (in whole dollars)	$4,180	$4,280		$17,390	$18,292
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$1,393	$1,427	(2)%	$1,449	$1,524	(5)%

Vehicle Utilization
Transaction Days (in thousands)	29,298	30,589		124,767	125,215
Average Rentable Vehicles (in whole units)	399,927	422,155		426,017	422,485
Number of days in period (in whole units)	92	92		366	365
Available Car Days (in thousands)	36,792	38,839		155,935	154,272
Vehicle Utilization(b)	80%	79%		80%	81%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$595	$740		$3,198	$1,775
Foreign currency adjustment(a)	2	—		5	2
Adjusted depreciation of revenue earning vehicles and lease charges	$597	$740		$3,203	$1,777
Average Vehicles (in whole units)	432,909	446,573		453,706	446,219
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$1,379	$1,658		$7,060	$3,983
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$460	$553	(17)%	$588	$332	77%
NM - Not meaningful
(a)Based on December 31, 2023 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2024	2023		2024	2023
Total RPD
Revenues	$371	$379		$1,651	$1,649
Foreign currency adjustment(a)	13	14		40	41
Total Revenues - adjusted for foreign currency	$384	$393		$1,691	$1,690
Transaction Days (in thousands)	6,700	7,013		29,104	28,974
Total RPD (in dollars)	$57.26	$56.03	2%	$58.11	$58.33	—%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$384	$393		$1,691	$1,690
Average Rentable Vehicles (in whole units)	97,948	105,112		104,661	104,173
Total revenue per unit (in whole dollars)	$3,916	$3,738		$16,160	$16,224
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$1,305	$1,246	5%	$1,347	$1,352	—%

Vehicle Utilization
Transaction Days (in thousands)	6,700	7,013		29,104	28,974
Average Rentable Vehicles (in whole units)	97,948	105,112		104,661	104,173
Number of days in period (in whole units)	92	92		366	365
Available Car Days (in thousands)	9,013	9,672		38,321	38,061
Vehicle Utilization (b)	74%	73%		76%	76%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$75	$88		$413	$264
Foreign currency adjustment(a)	2	3		10	7
Adjusted depreciation of revenue earning vehicles and lease charges	$77	$91		$423	$271
Average Vehicles (in whole units)	99,975	106,972		106,573	106,240
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$773	$850		$3,968	$2,548
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$258	$283	(9)%	$331	$212	56%
NM - Not meaningful
(a)Based on December 31, 2023 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; unrealized (gains) losses on financial instruments; change in fair value of Public Warrants and certain other miscellaneous or non-recurring items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; unrealized (gains) losses on financial instruments; change in fair value of Public Warrants and certain other miscellaneous or non-recurring items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

The most comparable GAAP measure for adjusted operating cash flow and adjusted free cash flow is net cash provided by (used in) operating activities.

Net Fleet Growth After Financing

U.S. and International Rental Car segments Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing, which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issuance costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loans, Senior RCF, First Lien Senior Notes, Second Lien Exchangeable Notes, Senior Unsecured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt, excluding the impact of unamortized debt issuance costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issuance costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Net Corporate Leverage

Net Corporate Leverage is calculated as non-vehicle net debt divided by Adjusted Corporate EBITDA for the last twelve months. Net Corporate Leverage is important to management and investors as it measures the Company's corporate leverage net of unrestricted cash. Net Corporate Leverage also assists in the evaluation of the Company's ability to service its non-vehicle debt with reference to the generation of Adjusted Corporate EBITDA.

KEY METRICS

Available Rental Car Days

Available Rental Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU", "RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Rental Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to rentable fleet capacity.